Exhibit 99.1

FOR IMMEDIATE RELEASE

BRC Group Holdings, Inc. Reports Third Quarter 2025 Financial Results

Third Quarter 2025 Net Income Available to Common Shareholders of $89.1 Million

Third Quarter 2025 Form 10-Q Filed Prior to Nasdaq’s January 20, 2026 Deadline, Bringing SEC Periodic Reporting Current

LOS ANGELES, January 14, 2026 – BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.) (NASDAQ: RILY) (“BRC” or the “Company”), a diversified holding company, today announced the filing of its Quarterly Report on Form 10-Q for the three-month period ended September 30, 2025.

Third Quarter 2025 Highlights

●	Strong financial performance in the third quarter was led by the Capital Markets segment with $65.4 million in services and fee revenues, the highest quarterly total since the fourth quarter 2023, and segment income of $60.7 million; Wealth segment net income improvement; and consistent financial performance from the Communications segment.

●	Total debt was $1.44 billion, and net debt(5) was $702.9 million; reduced net debt in the third quarter by over $120 million through bond exchanges and investment asset appreciation.

●	Filed three Form 10-Qs for Q1, Q2 & Q3 2025 within 120 days, achieving NASDAQ compliance ahead of deadline and bringing our financial reporting current.

Bryant Riley, Chairman and Co-Chief Executive Officer of BRC, commented: “We are pleased with the third quarter financial results. B. Riley Securities had a very strong quarter across investment banking, advisory, and research and trading with equity and debt capital raises totaling approximately $10.5 billion while delivering product innovation. Our Communications segment produced strong cash flow, consistent with previous quarters. B. Riley Wealth enhanced products and services for clients, while reducing costs and integrating its back office.

“Our comprehensive transformation efforts across our businesses, operations, and balance sheet throughout 2025 have significantly enhanced our position for 2026.

“The decision to change our name to BRC Group Holdings reflects our evolution over the last three decades from primarily a financial services platform to a portfolio of diverse, distinct companies.”

Scott Yessner, Chief Financial Officer of BRC, commented: “With today’s filings, BRC has met the continued listing quarterly report filing deadlines required by Nasdaq and brought our SEC periodic reporting current. We want to thank our team and business partners for their unwavering focus and commitment during this demanding period and congratulate our team on the incredible accomplishment of filing three Form 10-Qs in 120 days.”

www.brcgh.com | NASDAQ: RILY	1

BRC Third Quarter 2025 Financial Results Summary

	Three Months Ended September 30,
(Dollars in thousands, except for share data)	2025	2024
Net income (loss) available to common shareholders	$89,068	$(286,412)
Basic income (loss) per common share	$2.91	$(9.39)
Diluted income (loss) per common share	$2.91	$(9.39)

	Three Months Ended September 30,
(Dollars in thousands)	2025	2024
Operating Revenues (1)	$244,102	$253,113
Investment Gains (Losses) (2)	33,769	(77,749)
Total Revenues	$277,871	$175,364

Total Adjusted EBITDA (3)	$112,204	$(89,524)
Operating Adjusted EBITDA (4)	$57,951	$12,011

●	Net income available to common shareholders was $89.1 million, compared to a net loss of $(286.4) million in the third quarter 2024.

●	Revenues were $277.9 million, compared to $175.4 million in the third quarter 2024.

●	Operating revenues(1) were $244.1 million, compared to $253.1 million in the third quarter 2024.

●	Adjusted EBITDA(3) was $112.2 million, compared to $(89.5) million in the third quarter 2024.

●	Operating adjusted EBITDA(4) was $58.0 million, compared to $12.0 million in the third quarter 2024.

●	Total debt was $1.44 billion, with net debt(5) of $702.9 million, compared to $1.77 billion and $1.06 billion, respectively, as of December 31, 2024.

●	Cash, cash equivalents, and restricted cash was $185.5 million, compared to $247.3 million as of December 31, 2024.

●	Securities and other investments owned were $315.5 million and total investments(6) were $406.7 million, compared to $282.3 million and $432.6 million as of December 31, 2024, respectively.

www.brcgh.com | NASDAQ: RILY	2

●	Basic and diluted earnings per common share (EPS) were $2.91 compared to $(9.39) in the third quarter 2024.

●	Third quarter results came within previous estimates, except for net income available to common shareholders, which exceeded the top end of the range by approximately $12 million due to lower income tax provision.

Segment Third Quarter 2025 Financial Results Summary

	Segment Revenues		Segment Income (Loss)
	Three Months Ended September 30,		Three Months Ended September 30,
(Dollars in thousands)	2025	2024	2025	2024
Capital Markets	$116,219	$(24,690)	$60,698	$(62,319)
Wealth Management	42,403	50,059	7,190	780
Communications	60,366	67,559	12,040	8,307
Consumer Products	46,967	49,793	(1,330)	(3,506)
E-Commerce	-	8,982	-	(5,188)

●	Capital Markets segment revenues increased to $116.2 million, up from $(24.7) million in the same prior year period. Segment income increased to $60.7 million, up from $(62.3) million in the same prior year period.

●	Wealth Management segment revenues decreased to $42.4 million, down from $50.1 million in the same prior year period. Segment income increased to $7.2 million, up from $0.8 million in the same prior year period. B. Riley Wealth had over $13 billion of client assets under management as of September 30, 2025.

●	Communications segment revenues decreased to $60.4 million, down from $67.6 million in the same prior year period. On a combined basis, communications businesses – magicJack, United Online, Credo Mobile, and Lingo – generated segment income of $12.0 million for the third quarter of 2025.

●	Consumer Products segment revenues decreased to $47.0 million, down from $49.8 million in the same prior year period. Segment loss decreased to $(1.3) million, down from $(3.5) million in the same prior year period.

About BRC Group Holdings, Inc.

BRC Group Holdings, Inc. (Nasdaq: RILY) is a diversified holding company, including financial services, telecom, and retail, and investments in equity, debt and venture capital. Our core financial services platform provides small cap and middle market companies customized end-to-end solutions at every stage of the enterprise life cycle. Our banking business offers comprehensive services in capital markets, sales, trading, research, merchant banking, M&A, and restructuring. Our wealth management business offers wealth management and financial planning services including brokerage, investment management, insurance, and tax preparation. Our telecom businesses provide consumer and business services including traditional, mobile and cloud phone, internet and data, security, and email. Our retail businesses provide mobile computing accessories and home furnishings. BRC deploys its capital inside and outside its core financial services platform to generate shareholder value through opportunistic investments. For more information, please visit www.brcgh.com.

www.brcgh.com | NASDAQ: RILY	3

Footnotes

See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms. A reconciliation of Operating Revenues, Adjusted EBITDA, Operating Adjusted EBITDA, Total Investments, and Net Debt to the comparable GAAP financial measures is included in the financial statements portion of this press release.

(1) Operating Revenues is defined as the sum of (i) service and fees, (ii) interest income – loans, (iii) interest Income - securities lending, (iv) fixed income spread, (v) trading gains attributable to variable interest transactions, and (vi) sales of goods.

(2) Investment Gains (Losses) is defined as sum of (i) trading gains (losses), net and (ii) fair value adjustments on loans, less fixed income spread and trading gains attributable to variable rate transactions.

(3) Adjusted EBITDA includes earnings from continuing operations before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain or loss on extinguishment of loans, gain on bargain purchase, gain on sale and deconsolidation of businesses, gain on senior note exchange, impairment of goodwill and tradenames, and transaction related and other costs.

(4) Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) trading gains (losses), net, net of (a) fixed income spread and (b) trading gains attributable to variable rate transactions, (ii) fair value adjustments on loans, (iii) realized and unrealized gains (losses) on investments net of gains attributable to variable rate transactions, and (iv) other investment-related expenses.

(5) Net Debt is defined as the sum of (a) term loans, net, (b) senior notes payable, net, (c) revolving credit facility, and (d) notes payable, net of (i) cash and cash equivalents, (ii) restricted cash, (iii) due from clearing brokers net of due to clearing brokers, and (iv) Total Investments.

(6) Total Investments is defined as the sum of (a) securities and other investments owned net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments from continuing operations, (b) loans receivable, at fair value net of loan participations sold, and (c) other investments reported in prepaid and other assets.

www.brcgh.com | NASDAQ: RILY	4

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, Operating Adjusted EBITDA, Investment Adjusted EBITDA, Operating Revenues, Investment Gains (Losses), Total Investments, and Net Debt, may be considered non-GAAP financial measures. BRC Group Holdings, Inc. believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of Adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, restructuring charge, gain or loss on extinguishment of loans, gain on bargain purchase, gain on sale and deconsolidation of businesses, gain on senior note exchange, impairment of goodwill and tradenames, share-based compensation and transaction related and other costs, (ii) excluding in the case of Operating Adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading gains (losses), net, net of fixed income spread and trading gains attributable to variable rate transactions, fair value adjustments on loans, realized and unrealized gains (losses) on investments net of gains attributable to variable rate transactions, and other investment related expenses, (iii) excluding in the case of Operating Revenues, trading gains (losses), net and fair value adjustments on loans less fixed income spread and trading gains attributable to variable rate transactions, (iv) including in the case of Investment Gains (Losses), the aforementioned excluded items of Operating Revenues, (v) including in the case of Total Investments, securities and other investments owned net of (a) securities sold not yet purchased and (b) noncontrolling interest related to investments from continuing operations, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets, (vi) including in the case of Net Debt, term loans, net, senior notes payable, net, revolving credit facility, and notes payable net of (a) cash and cash equivalents, (b) restricted cash, (c) due from clearing brokers net of due to clearing brokers, and (d) aforementioned included items of Total Investments, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. The Company assumes no duty to update forward-looking statements, except as required by law. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s 2024 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the period ended March 31, 2025, its Quarterly Report on Form 10-Q for the period ended June 30, 2025 and its Quarterly Report on Form 10-Q for the period ended September 30, 2025 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements.

# # #

www.brcgh.com | NASDAQ: RILY	5

BRC GROUP HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands, except par value)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Assets
Cash and cash equivalents	$184,225	$146,852
Restricted cash	1,274	100,475
Due from clearing brokers	148,291	30,713
Securities and other investments owned (includes $245,475 and $215,225 at fair value as of September 30, 2025 and December 31, 2024, respectively)	315,466	282,325
Securities borrowed	106,777	43,022
Accounts receivable, net of allowance for credit losses of $6,580 and $6,100 as of September 30, 2025 and December 31, 2024, respectively	63,457	68,653
Due from related parties	202	189
Loans receivable, at fair value (includes $27,845 and $51,902 from related parties as of September 30, 2025 and December 31, 2024, respectively)	55,018	90,103
Prepaid expenses and other assets (includes $118 and $3,449 from related parties as of September 30, 2025 and December 31, 2024, respectively)	219,401	242,916
Operating lease right-of-use assets	36,263	51,509
Property and equipment, net	18,084	18,679
Goodwill	392,687	392,687
Other intangible assets, net	124,645	146,446
Deferred income taxes	1,300	13,598
Assets held for sale	—	84,723
Assets of discontinued operations	2,221	70,373
Total assets	$1,669,311	$1,783,263
Liabilities and Equity (Deficit)
Liabilities
Accounts payable	$41,429	$51,238
Accrued expenses and other liabilities	183,395	185,745
Deferred revenue	51,982	58,148
Deferred income taxes	2,328	5,462
Due to related parties and partners	2,595	3,404
Securities sold not yet purchased	22,375	5,675
Securities loaned	89,165	27,942
Operating lease liabilities	44,901	58,499
Notes payable	—	28,021
Loan participations sold	—	6,000
Revolving credit facility	10,167	16,329
Term loans, net	121,924	199,429
Senior notes payable, net	1,311,311	1,530,561
Liabilities held for sale	—	41,505
Liabilities of discontinued operations	830	21,321
Total liabilities	1,882,402	2,239,279

Commitments and contingencies
BRC Group Holdings, Inc. equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,563 issued and outstanding as of September 30, 2025 and December 31, 2024; liquidation preference of $120,127 and $114,082 as of September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 30,597,066 and 30,499,931 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	3	3
Additional paid-in capital	596,320	589,387
Accumulated deficit	(850,129)	(1,070,996)
Accumulated other comprehensive loss	(6,654)	(6,569)
Total Registrant stockholders’ deficit	(260,460)	(488,175)
Noncontrolling interests	47,369	32,159
Total deficit	(213,091)	(456,016)
Total liabilities and deficit	$1,669,311	$1,783,263

www.brcgh.com | NASDAQ: RILY	6

BRC GROUP HOLDINGS, INC.

Condensed Consolidated Statement of Operations (Loss)

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Services and fees (includes $1,319 and $2,227 for the three months ended September 30, 2025 and 2024 and $9,168 and $7,802 for the nine months ended September 30, 2025 and 2024 from related parties, respectively)	$170,668	$174,573	$475,279	$591,563
Trading gains (losses), net	53,012	(1,238)	64,521	(50,226)
Fair value adjustments on loans (includes $(49) and $(68,768) for the three months ended September 30, 2025 and 2024 and $(3,185) and $(265,512) for the nine months ended September 30, 2025 and 2024 from related parties, respectively)	1,299	(71,477)	(5,997)	(259,260)
Interest income - loans (includes $647 and $7,472 for the three months ended September 30, 2025 and 2024 and $1,818 and $34,875 for the nine months ended September 30, 2025 and 2024 from related parties, respectively)	2,094	11,251	9,143	51,894
Interest income - securities lending	2,523	7,007	5,487	69,614
Sale of goods	48,275	55,248	140,803	164,254
Total revenues	277,871	175,364	689,236	567,839
Operating expenses:
Direct cost of services	31,291	49,659	107,207	168,008
Cost of goods sold	35,001	40,312	106,847	118,897
Selling, general and administrative expenses	143,892	161,075	453,649	518,029
Restructuring charge	184	116	505	925
Impairment of goodwill and tradenames	—	—	1,500	27,681
Interest expense - Securities lending and loan participations sold	2,094	6,359	4,781	65,055
Total operating expenses	212,462	257,521	674,489	898,595
Operating income (loss)	65,409	(82,157)	14,747	(330,756)
Other income (expense):
Interest income	1,491	1,432	3,469	2,892
Dividend income	564	675	821	4,139
Realized and unrealized gains (losses) on investments	32,756	(22,197)	28,472	(212,362)
Change in fair value of financial instruments and other	(3,314)	—	9,492	—
Gain on sale and deconsolidation of businesses	—	476	86,213	790
Gain on senior note exchange	12,222	—	67,208	—
Income from equity investments	9,193	6	34,244	12
Loss on extinguishment of debt	(950)	(5,900)	(21,643)	(5,780)
Interest expense	(18,769)	(32,996)	(72,685)	(102,195)
Income (loss) from continuing operations before income taxes	98,602	(140,661)	150,338	(643,260)
Provision for income taxes	(1,183)	(9,950)	(1,194)	(17,803)
Income (loss) from continuing operations	97,419	(150,611)	149,144	(661,063)
(Loss) income from discontinued operations, net of income taxes	(1,866)	(136,987)	70,841	(108,270)
Net income (loss)	95,553	(287,598)	219,985	(769,333)
Net income (loss) attributable to noncontrolling interests	4,470	(3,201)	(594)	(2,167)
Net income (loss) attributable to Registrant	91,083	(284,397)	220,579	(767,166)
Preferred stock dividends	2,015	2,015	6,045	6,045
Net income (loss) available to common shareholders	$89,068	$(286,412)	$214,534	$(773,211)

Basic income (loss) per common share:
Continuing operations	$2.97	$(5.02)	$4.70	$(22.01)
Discontinued operations	(0.06)	(4.37)	2.32	(3.52)
Basic income (loss) per common share	$2.91	$(9.39)	$7.02	$(25.53)

Diluted income (loss) per common share:
Continuing operations	$2.97	$(5.02)	$4.70	$(22.01)
Discontinued operations	(0.06)	(4.37)	2.32	(3.52)
Diluted income (loss) per common share	$2.91	$(9.39)	$7.02	$(25.53)

Weighted average basic common shares outstanding	30,597,066	30,499,931	30,541,169	30,281,324
Weighted average diluted common shares outstanding	30,597,066	30,499,931	30,541,169	30,281,324

www.brcgh.com | NASDAQ: RILY	7

BRC GROUP HOLDINGS, INC.

Operating Revenues Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Total revenues	$277,871	$175,364	$689,236	$567,839
Operating revenues adjustments:
Trading (gains) losses, net	(53,012)	1,238	(64,521)	50,226
Fair value adjustments on loans	(1,299)	71,477	5,997	259,260
Fixed income spread	2,925	5,034	9,509	16,961
Trading gains attributable to variable rate transactions	17,617	—	25,939	—
Total revenues adjustments	(33,769)	77,749	(23,076)	326,447
Operating revenues	$244,102	$253,113	$666,160	$894,286

www.brcgh.com | NASDAQ: RILY	8

BRC GROUP HOLDINGS, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliations

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss) attributable to Registrant	$91,083	$(284,397)	$220,579	$(767,166)
(Loss) income from discontinued operations, net of income taxes	(1,866)	(136,987)	70,841	(108,270)
Net (income) loss attributable to noncontrolling interests	(4,470)	3,201	594	2,167
Income (loss) from continuing operations	97,419	(150,611)	149,144	(661,063)
Adjustments:
Net (income) loss from continuing operations attributable to noncontrolling interests	(4,470)	(624)	594	397
Provision for income taxes	1,183	9,950	1,194	17,803
Interest expense	18,769	32,996	72,685	102,195
Interest income	(1,491)	(1,432)	(3,469)	(2,892)
Share based payments	2,401	2,121	9,981	15,374
Depreciation and amortization	8,434	11,064	27,079	33,757
Restructuring charge	184	116	505	925
Gain on sale and deconsolidation of businesses	—	(476)	(86,213)	(790)
Gain on senior note exchange	(12,222)	—	(67,208)	—
Loss on extinguishment of loans	950	5,900	21,643	5,780
Impairment of goodwill and tradenames	—	—	1,500	27,681
Transactions related costs and other	1,047	1,472	(533)	6,379
Total EBITDA adjustments	14,785	61,087	(22,242)	206,609
Adjusted EBITDA	$112,204	$(89,524)	$126,902	$(454,454)

Operating EBITDA Adjustments:
Trading (gains) losses, net	(53,012)	1,238	(64,521)	50,226
Fair value adjustments on loans	(1,299)	71,477	5,997	259,260
Realized and unrealized (gains) losses on investments	(32,756)	22,197	(28,472)	212,362
Fixed income spread	2,925	5,034	9,509	16,961
Trading gains and realized and unrealized gains on investments attributable to variable rate transactions	29,285	—	42,990	—
Other investment related expenses	604	1,589	1,671	1,338
Total Operating EBITDA Adjustments	(54,253)	101,535	(32,826)	540,147
Operating Adjusted EBITDA	$57,951	$12,011	$94,076	$85,693

www.brcgh.com | NASDAQ: RILY	9

BRC GROUP HOLDINGS, INC.

Total Investments and Net Debt Reconciliation

(Unaudited)

(Dollars in thousands)

	September 30, 2025	December 31, 2024
Cash, cash equivalents, and restricted cash	$185,499	$247,327
Due from clearing brokers	148,291	30,713

Securities and other investments owned	315,466	282,325
Securities sold not yet purchased	(22,375)	(5,675)
Loans receivable, at fair value	55,018	90,103
Loan participations sold	—	(6,000)
Other investments reported in prepaid and other assets	92,412	100,080
Noncontrolling interest	(33,811)	(28,217)
Total investments	406,710	432,616

Notes payable	—	28,021
Revolving credit facility	10,167	16,329
Term loans, net	121,924	199,429
Senior notes payable, net	1,311,311	1,530,561
Total debt	1,443,402	1,774,340

Net debt	$702,902	$1,063,684

Contacts

Investors

ir@brcgh.com

Media

press@brcgh.com

www.brcgh.com | NASDAQ: RILY	10